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                                  EXHIBIT 99.4

                                  SALTON, INC.

                                LETTER TO CLIENTS
                                       FOR
                            TENDER OF ALL OUTSTANDING
                   12 1/4% SENIOR SUBORDINATED NOTES DUE 2008
                                 IN EXCHANGE FOR
                   12 1/4% SENIOR SUBORDINATED NOTES DUE 2008,
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

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       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
     _________________, 2001 UNLESS EXTENDED (THE "EXPIRATION DATE"). NOTES
                                    TENDERED
IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK
          CITY TIME, ON THE BUSINESS DAY PRIOR TO THE EXPIRATION DATE.

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                                 TO OUR CLIENTS:

     WE ARE ENCLOSING HEREWITH A PROSPECTUS, DATED _____________, 2001, OF SALTON, INC., A DELAWARE CORPORATION (THE "COMPANY"), AND A RELATED LETTER
OF TRANSMITTAL, WHICH TOGETHER CONSTITUTE (THE "EXCHANGE OFFER") RELATING TO THE OFFER BY THE COMPANY, TO EXCHANGE ITS 12 1/4% SENIOR SUBORDINATED NOTES (THE
 "EXCHANGE NOTES"), WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), FOR A LIKE PRINCIPAL AMOUNT OF ITS ISSUED AND OUTSTANDING 12 1/4% SENIOR SUBORDINATED NOTES (THE "PRIVATE NOTES"), UPON THE
      TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE EXCHANGE OFFER.

  THE MINIMUM PERMITTED TENDER IS $1,000 IN PRINCIPAL AMOUNT OF 12 1/4% SENIOR
                          SUBORDINATED NOTES DUE 2008.
            ALL OTHER TENDERS MUST BE INTEGRAL MULTIPLES OF $1,000.

      WE ARE THE HOLDER OF RECORD OF PRIVATE NOTES HELD BY US FOR YOUR OWN ACCOUNT. A TENDER OF SUCH PRIVATE NOTES CAN BE MADE ONLY BY US AS THE RECORD
HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER OUTSTANDING
                       NOTES HELD BY US FOR YOUR ACCOUNT.

   WE REQUEST INSTRUCTIONS AS TO WHETHER YOU WISH TO TENDER ANY OR ALL OF THE
      PRIVATE NOTES HELD BY US FOR YOUR ACCOUNT PURSUANT TO THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER. WE ALSO REQUEST THAT YOU CONFIRM THAT WE MAY
ON YOUR BEHALF MAKE THE REPRESENTATIONS CONTAINED IN THE LETTER OF TRANSMITTAL.



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         Pursuant to the Letter of Transmittal, each holder of Private Notes will represent to the Company that (i) the Exchange Notes to be acquired by the undersigned in exchange for the Private Notes tendered hereby and any beneficial owner(s) of such Private Notes in connection with the Exchange Offer will be acquired by the undersigned and such beneficial owner(s) in the ordinary course of business of the undersigned, (ii) neither the undersigned nor any such beneficial owner is engaged in, or intends to engage in, or has any arrangement or understanding with any person to participate in, a distribution within the meaning of the Securities Act of the Exchange Notes, (iii) the undersigned and each beneficial owner acknowledge and agree that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters, (iv) the undersigned and each beneficial owner understand that a secondary resale transaction described in clause (iii) above and any resales of Exchange Notes obtained by the undersigned in exchange for the Private Notes acquired by the undersigned directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission and (v) neither the undersigned nor any beneficial owner is an "affiliate," as defined under Rule 405 under the Securities Act, of the Company. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intent to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Private Notes, it represents that the Private Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                            Very truly yours,







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         Please return your instructions to us in the enclosed envelope within ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

                                 INSTRUCTION TO
                         BOOK ENTRY TRANSFER PARTICIPANT

To Participant of the DTC:

         The undersigned hereby acknowledges receipt of the Prospectus dated _____________, 2001 (the "Prospectus") of Salton, Inc., a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its 12 1/4% Senior Subordinated Notes due 2008 (the "Exchange Notes"), for all of its outstanding 12 1/4% Senior Subordinated Notes due 2008 (the "Private Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

         This will instruct you, the DTC participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Private Notes held by you for the account of the undersigned.

         The aggregate face amount of the Private Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

         $__________________ of the 12 1/4% Senior Subordinated Notes due 2008.

         With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

         [ ] To TENDER the following amount of Private Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF PRIVATE NOTES TO BE TENDERED) (IF ANY):
         $__________________.

         [ ] NOT to TENDER any Private Notes held by you for the account of the undersigned.

         If the undersigned instructs you to tender the Private Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by, its signature below, hereby makes to you), the representations contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations, that (i) the Exchange Notes to be acquired by the undersigned in exchange for the Private Notes tendered hereby and any beneficial owner(s) of such Private Notes in connection with the Exchange Offer will be acquired by the undersigned and such beneficial owner(s) in the ordinary course of business of the undersigned, (ii) neither the undersigned nor any such beneficial owner is engaged in, or intends to engage in, or has any arrangement or understanding with any person to participate in, a distribution within the meaning of the Securities Act of the Exchange Notes,
(iii) the undersigned and each beneficial owner acknowledge and agree that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters, (iv) the undersigned and each beneficial owner understand that a secondary resale transaction described in clause (iii) above and any resales of Exchange Notes obtained by the undersigned in exchange for the Private Notes acquired by the undersigned directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission and (v) neither the undersigned nor any beneficial owner is an "affiliate," as defined under Rule 405 under the Securities Act, of the Company. If the undersigned is not a broker-dealer, the


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undersigned represents that it is not engaged in, and does not intent to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Private Notes, it represents that the Private Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.



                                   SIGN HERE

Name of beneficial owner(s):
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Signature(s):
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Name(s) (please print):
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Address:
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Telephone Number:
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Taxpayer Identification or Social Security Number:
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Date:
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